EXHIBIT 23.1

BAKER TILLY
HONG KONG LIMITED
CERTIFIED PUBLIC ACCOUNTANTS

12/F., China Merchants Tower, Shun Tak Centre, 168.-200 Connaught Road Central, Hong Kong

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS OF
SINOHUB, INC.

We hereby consent to the incorporation by reference of our report dated March 29, 2010 on the audit of the consolidated financial statements of SinoHub, Inc. for the year ended December 31, 2009 in this Registration Statement of SinoHub, Inc. on Form S-3 dated January 5, 2011.

We also consent to the reference to our Firm under the caption "Experts" in such prospectus.

/s/ Baker Tilly Hong Kong Limited

BAKER TILLY HONG KONG LIMITED Certified Public Accountants

Hong Kong

Date: January 5, 2011